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                                                                     EXHIBIT 3.2

                                                     Adopted:  December 27, 1996

                                    BY-LAWS
                                      OF
                                 VISTANA, INC.



                                   ARTICLE I
                                    OFFICES

     Section 1. Registered Office. The registered office of the Corporation in the State of Florida shall be located at 1200 South Pine Island Road, Plantation, Florida 33324. The name of the Corporation's registered agent at such address shall be CT Corporation System. The registered office and/or agent of the Corporation may be changed from time to time by action of the Board of Directors.

     Section 2. Other Offices. The Corporation also may have offices at such other places, either within or without the State of Florida, as the Board of Directors may determine from time to time or as the business of the Corporation may require.

                                  ARTICLE II
                                 SHAREHOLDERS

     Section 1. Date and Time of Meeting. An annual meeting of the shareholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the Corporation for the purpose of electing Directors and transacting such other business as may properly come before the meeting. The date and time of the annual meeting shall be determined by the Board of Directors. If the election of Directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of shareholders on a day as soon thereafter as may be convenient.

     Section 2. Special Meetings. Special meetings of shareholders may be called for any purpose and may be held at such time and place, within or without the State of Florida, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called by the Chairman of the Board, the President, and shall be called by any Vice President or by the Secretary upon the written request of a majority of the Board of Directors or by the holders of not less than thirty percent (30%) of all of the shares entitled to vote at the meeting. The business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.
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     Section 3.  Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual meeting or for any special meeting of shareholders called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the Corporation's principal place of business.

     Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, unless otherwise provided by statute, not less than ten (10) nor more than sixty (60) days before the date of the meeting or as otherwise provided by statute, either personally, or by an acceptable form of electronic communication or by mail, by or at the direction of the Board of Directors or persons calling the meeting or as otherwise provided by statute, to each shareholder of record entitled to vote at such meeting. The business transacted at a special meeting must include the description of the purpose or purposes for which the meeting is called. Such notice is deemed delivered pursuant to the applicable section of the Florida 1989 Business Corporation Act (the "Act").

     Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days immediately preceding such meeting; provided, however, that in no event shall any record date precede the date upon which the resolution fixing such record date is adopted. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, but must fix a new record date for the meeting if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     Section 6. Voting Lists. The officer or agent having charge of the transfer books for shares of stock of the Corporation shall make, at least ten
(10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each shareholder, the number and class and series, if any, of shares registered in the name of each shareholder and the number of votes each shareholder is entitled to cast. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at

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least ten (10) days prior to the meeting, or such shorter time as exists between the record date and meeting date, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the entire duration thereof, and may be inspected by any shareholder present at the meeting.

     Section 7. Quorum and Manner of Acting. Unless otherwise provided by the Articles of Incorporation, holders of a majority of the voting power of the shares issued and outstanding and entitled to vote at a meeting thereof, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders. In the event a quorum is not present or represented by proxy at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which adjournment is taken, of the time and place of the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 8. Vote Required. If a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares represented at such meeting, whether present or by proxy, shall be the act of the shareholders, unless the matter to be voted upon is one upon which, by express provision of the Act or of the Articles of Incorporation, a different vote is required, in which case such express provision shall determine the vote required to effect such action.

     Section 9. Voting Rights. Each shareholder shall be entitled to one vote for each share of voting capital stock held by such shareholder, except as otherwise provided in the Articles of Incorporation. Each shareholder entitled to vote shall be entitled to vote in person, or may authorize another person or persons to act for him or her by proxy executed in writing by such shareholder or by his or her duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.

     Section 10. Informal Action by Shareholders. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of

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outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days of the taking of any action without a meeting by less than unanimous written consent, written notice stating the action taken shall be given to those shareholders who have not consented in writing to the taking of the action. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section 10, written consents signed by the number of holders required to take action is delivered to the Corporation.

                                  ARTICLE III
                                   DIRECTORS

          Section 1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, subject to such limitations as are imposed by law, the Articles of Incorporation or these By-laws.

          Section 2. Number, Election, Classification and Term. The number of Directors of the Corporation shall not be less than three (3) nor more than nine
(9), the precise number of Directors to be fixed by resolution of the Board of Directors from time to time. The Directors shall be divided into three classes in accordance with the Articles of Incorporation and the initial classification shall be determined by the initial Board of Directors. Except as provided in
Section 11 of this Article III, a Director shall be elected by the affirmative vote of a plurality of the shares represented at the meeting of shareholders at which the Directors shall be elected. The number of Directors may be increased or decreased from time to time as provided by these By-laws or the Articles of Incorporation; provided, however, that the total number of Directors shall not be less than three (3). A decrease in the number of Directors shall not decrease the term of an incumbent Director. Each Director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

          Section 3. Compensation. The compensation, if any, of the Directors of the Corporation shall be fixed by the Board of Directors or, if created, the Compensation Committee thereof.

          Section 4. Annual Meeting; Regular Meetings. The annual meeting of the Board of Directors shall be held, without notice other than this Section, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings without notice other than such resolution.

          Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the

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Board, the President or a majority of Directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without the State of Florida, as the place for holding such special meeting. In the absence of a designated meeting place, the place of meeting shall be the Corporation's principal place of business.

          Section 6. Notice of Special meetings. A notice stating the place, date and hour of a special meeting shall be mailed not less than five (5) days before the date of the meeting, or shall be sent by telegram or facsimile or be delivered personally or by telephone not less than two (2) days before the date of the meeting, to each Director, by or at the direction of the person or persons calling the meeting. Whenever notice is required to be given by law or any provision of the Articles of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting (which objection shall occur at the beginning of such meeting) to the transaction of any business at such meeting because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or members of a committee of Directors need be specified in the waiver of notice of such meeting unless otherwise required by the Articles of Incorporation or these By-laws.

          Section 7. Quorum and Manner of Action. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided in the Act, the Articles of Incorporation or these By-laws.

          Section 8. Action Without a Meeting by Directors. Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of all Directors or committee members, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes

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of the proceedings of the Board of Directors or such committee, as appropriate.

     Section 9. Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation or these By-laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other at all times. Participation in a meeting pursuant to this Section shall constitute presence at such meeting.

     Section 10. Resignations. Any Director may resign at any time by giving written notice of such resignation to the Board of Directors, or the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11. Newly-Created Directorships and Vacancies. Newly-created directorships and vacancies resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and the Director(s) so chosen shall hold office until their successor(s) are elected and qualified or until their earlier resignation or removal.

     Section 12. Removal. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the outstanding shares of the Corporation then entitled to vote for election of Directors. Whenever the holders of any class or series are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, the provisions of this Section shall apply in respect of the removal without cause of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote or the outstanding shares of the Corporation as a whole.

     Section 13.  Interested Directors.

     (a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation's Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely because of the existence thereof, or solely because a Director or officer is present at or participates in the meeting of the Board of Directors or any committee thereof which authorizes such a contract or transaction,

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or solely because his, her or their votes are counted for such purpose, if:

          (i) the material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a committee thereof, as the case may be, and the Board of Directors or such committee, as appropriate, in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or

          (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (iii) the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders.

     (b) Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes a contract or transaction described in this Section.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors of the Corporation which, to the extent provided in said resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to:

          (i) approve or recommend to the shareholders actions or proposals required by the Act to be approved by the shareholders;

          (ii) fill vacancies on the Board of Directors or any committee thereof;

          (iii) adopt, amend or repeal the by-laws;

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          (iv) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

          (v) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

     Section 2. Absence or Disqualification of Committee Member. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 3. Record of Proceedings. Each committee shall keep regular minutes of its proceedings and when required by the Board of Directors, report the same to the Board of Directors.

                                   ARTICLE V
                                    OFFICERS

     Section 1. Number and Titles. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer and a Secretary. There shall be such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Any two or more offices may be held by the same person.

     Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.

     Section 3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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     Section 4.  Resignation.  Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Duties. The duties and powers of the officers shall be as follows:

          (a) Chairman of the Board. The Chairman of the Board shall be a co-chief executive officer of the Corporation. Subject to the control of the Board of Directors, the Chairman and the President shall, in general, jointly supervise and manage the business and affairs of the Corporation and he or she, together with the President, shall see that the resolutions and directions of the Board of Directors are carried into effect. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws, or where otherwise required by law, the Chairman may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business, and he or she may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors of these By-laws. The Chairman, together with the President, shall preside at all meetings of the shareholders and of the Board of Directors (and of any executive committee thereof), and shall perform such other duties as from time to time shall be prescribed by the Board of Directors.

          (b) President. The President shall be a co-chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President and the Chairman shall, in general, jointly supervise and manage the business and affairs of the Corporation and, he or she, together with the Chairman, shall see that the resolutions and directions of the Board of Directors are carried into effect. In addition, the President shall perform such other duties as may be from time to time assigned to him or her by the Board of Directors of the Chairman of the Board. The President may execute deeds, bonds, mortgages, contracts and other instruments

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     requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall attend in person and act and vote on behalf of the Corporation at all meetings of shareholders of any corporation in which the Corporation holds stock, unless the Board of Directors shall specifically designate another individual to do so. The President, together with the Chairman, shall preside at all meetings of the shareholders and of the Board of Directors (and of any executive committee thereof), and shall perform such other duties as from time to time shall be prescribed by the Board of Directors.

          (c) Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice President designated Executive Vice President by the Board of Directors and thereafter, or in the absence of such designation, the Vice Presidents in the order otherwise designated by the Board of Directors, or in the absence of such other designation, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation any contracts, deed, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he or she may accomplish such execution either under or without seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the President or the Board of Directors.

          (d) Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall (i) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (ii) deposit all funds and securities of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws; and (iii) in general,

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     perform all duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          (e) Secretary. The Secretary shall (i) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all stock certificates prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (iv) keep or cause to be kept a register of the name and address of each shareholder, which shall be furnished to the Corporation by each such shareholder, and the number and class of shares held by each shareholder; (v) keep general charge of the stock transfer books; and (vi) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President or the Board of Directors.

          (f) Assistant Treasurers and Assistant Secretaries. In the absences of the Treasurer or Secretary or in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such sum with such surety or sureties as the Board of Directors shall determine.

     Section 6. Salaries. The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided, that if such officers

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are also Directors such determination shall be made by a majority of the
Directors then in office.

                                   ARTICLE VI
                             CERTIFICATES OF STOCK
                               AND THEIR TRANSFER

     Section 1. Stock Certificates. Stock certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or and Assistant Secretary of the Corporation. Any or all of the signatures on the certificates may be a facsimile.

     Section 2. Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation by the holder, in person or by duly authorized attorney, on the surrender of the certificate or certificates for such shares properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, consistent with applicable law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for shares of the Corporation. No new certificate shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, wrongfully taken or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors, the Chairman of the Board or the President may prescribe consistent with applicable law.

                                  ARTICLE VII
                                   DIVIDENDS

     Subject to the provisions of the Act and the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

                                  ARTICLE VIII
                                  FISCAL YEAR

     The fiscal year of the Corporation shall be December 31, unless otherwise fixed by the Board of Directors.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     Section 1. Contracts. The Board of Directors, the Chairman of the Board, or the President may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation in the

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ordinary course of the Corporation's business and such authority may be general or confined to a specific instance.

     Section 2.     Loans.    No loan shall be contracted on behalf of the
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to a specific instance.

     Section 3. Checks, Drafts, Etc., All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.

     Section 4. Deposits. The Board of Directors may select the banks, trust companies or other depositaries of the funds of the Corporation.

                                  ARTICLE XI
                                   AMENDMENT

     Subject to the provisions of the Articles of Incorporation, these By-laws may be altered, amended or repealed and new By-laws adopted by the shareholders by vote at a meeting or by written consent without a meeting and, subject to the power of the shareholders as aforesaid, by the Board of Directors.

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